Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following are wholly-owned subsidiaries of Heritage Bankshares, Inc.

Heritage Bank (incorporated in Virginia)

IBV Real Estate Holdings, Inc. (incorporated in Virginia)

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